Execution Copy
                          INVESTMENT ADVISORY AGREEMENT

            AGREEMENT made as of this 1st day of May, 2005, by and between VANGUARD FIXED INCOME SECURITIES FUNDS, a Delaware Statutory Trust (the "Trust") and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts Partnership (the "Advisor").

            WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended, offering several diversified investment portfolios, each having its own objectives and policies; and

            WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the Vanguard Long-Term Investment-Grade Fund, a series of the Trust (the "Fund"), and the Advisor is willing to render such services;

            NOW THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

            1. APPOINTMENT OF ADVISOR. The Trust hereby appoints the Advisor to act as investment advisor to the Fund, for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

            2. DUTIES OF ADVISOR. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the Fund and to continuously review, supervise and administer the investment program of the Fund, to determine in its discretion the securities to be purchased or sold and the portion of the Fund's assets to be held uninvested, to provide the Fund with records concerning the Advisor's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Trustees concerning the Advisor's discharge of the foregoing responsibilities. The Advisor shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations for the Fund set forth in the Fund's prospectus and applicable laws and regulations. The Advisor accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

            3. PORTFOLIO TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Trustees, the Advisor may also be authorized to effect individual securities transactions at commission rates in
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excess of the minimum commission rates available, if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Fund and the other funds in the same fund group. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Advisor will promptly communicate to the officers and Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.

            4. COMPENSATION OF THE ADVISOR. For the services to be rendered by the Advisor as provided in this Agreement, the Fund shall pay to the Advisor at the end of the Fund's fiscal quarters, a fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the total average month-end net assets of the Fund for the quarter:

0.040% on the first $1 billion of net assets of the Fund 0.030% on the next $1 billion of net assets of the Fund 0.020% on the next $1 billion of net assets of the Fund 0.015% on the net assets of the Fund over $3 billion

            In the event of termination of this Agreement, the fee provided in this paragraph shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

            5. OTHER SERVICES. At the request of the Fund, the Advisor in its discretion may make available to the Fund (or to The Vanguard Group, Inc. its Service Company) office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Advisor and billed to the Fund at the Advisor's cost.

            6. REPORTS. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information, including changes in Partners of the Advisor, with regard to their affairs as each may reasonably request.

            7. STATUS OF ADVISOR. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

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            8. LIABILITY OF ADVISER. No provision of this Agreement shall be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

            9. PERMISSIBLE INTERESTS. Subject to and in accordance with the charters of the Fund and the Advisor, respectively, directors, agents and shareholders of the Fund are or may be interested in the Advisor (or any successor thereof) as directors, officers or partners, or otherwise; directors, officers, agents and partners of the Advisor are or may be interested in the Fund as directors, officers, shareholders or otherwise; and the Advisor (or any successor) is or may be interested in the Fund as a shareholder or otherwise; and that the effect of any such interrelationships shall be governed by said charters and provisions of the Investment Company Act of 1940.

            10. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall continue until April 30, 2006, and thereafter, for periods of one year so long as such continuance is specifically approved at least annually by vote of the Fund's Board of Trustees, including the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

            This Agreement may be terminated by any Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Advisor, or by the Advisor at any time, without the payment of any penalty, on 90 day's written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

            As used in this Section 10, the terms "assignment", "interested persons", a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(l9) and
Section 2(a)(42) of the Investment Company Act of 1940.

            11. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

            12. PROXY POLICY. With regard to the solicitation of shareholder votes, the Fund shall vote the shares of all portfolio securities held by the Fund.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 1st day of May, 2005.

Wellington Management Company, LLP      Vanguard Fixed IncomeSecurities Funds
----------------------------------       -------------------------------------
Signature              Date               Signature                   Date
/s/Jonathon Payson    4/29/05           /s/R. Gregory Barson         04/27/2006




Print Name             Date               Print Name                  Date
Jonathon Payson    4/29/05               R. Gregory Barson         04/27/2006

                      VANGUARD LONG-TERM INVESTMENT-GRADE FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                              EFFECTIVE MAY 1, 2006

This Addendum amends section 4 of the Investment Advisory Agreement dated May 1, 2005 between Vanguard Fixed Income Securities Funds (the "Trust") and Wellington Management Company, LLP ("Wellington Management," or the "Advisor") for the management of Vanguard Long-Term Investment-Grade Fund (the "Fund"), a series of the Trust, as follows:

A.  AMENDMENT

4. COMPENSATION OF ADVISOR. For the services to be rendered by the Advisor as provided in this Agreement, the Fund shall pay to the Advisor at the end of the Fund's fiscal quarters, a fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the total average daily net assets of the Fund for the quarter:


In the event of termination of this Agreement, the fee provided in this Section for the period beginning on the first day of the then-current fiscal quarter and ending on the last business day on which this Agreement is in effect (the "Short Quarter") shall be calculated by applying the foregoing annual percentage rates to the average daily net assets of the Fund during the Short Quarter, dividing the result by four, and multiplying that figure by a ratio equal to the number of days in the Short Quarter divided by the total number of days in the full quarter.

B. MISCELLANEOUS

Except as specifically amended hereby, all of the terms and conditions of the Investment Advisory Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with its terms.

WELLINGTON MANAGEMENT COMPANY, LLP        VANGUARD FIXED INCOME SECURITIES FUNDS

Pamela Dippel                 6/14/06     John J. Brennan            6/5/06
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Signature                     Date        Signature                  Date



PAMELA DIPPEL                             JOHN J. BRENNAN
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Print Name                                Print Name